UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2024

The L.S. Starrett Company†
(Exact name of registrant as specified in its charter)

Massachusetts	1-367	04-1866480
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 Crescent Street, Athol, MA 01331
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (978) 249-3551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common - $1.00 Per Share Par Value	SCX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

† In connection with the completion of the transactions to which this Current Report on Form 8-K relates, the registrant’s stock ceased trading on the New York Stock Exchange.

Introductory Note.

As previously disclosed, on March 8, 2024, The L.S. Starrett Company, a Massachusetts corporation (the “Company” or “Starrett”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Uhu Inc., a Delaware corporation (“Parent”) and an affiliate of MiddleGround Capital, and Unicornfish Corp., a Massachusetts corporation and wholly owned subsidiary of Parent (“Merger Sub”). On May 23, 2024, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a subsidiary of Parent (the “Surviving Corporation”).

Item 1.02 Termination of a Material Definitive Agreement.

Credit Agreement

In connection with the consummation of the Merger, on May 23, 2024, the Company repaid in full the obligations then owed under the Credit Agreement (the “Credit Agreement”), dated as of April 29, 2022, by and among the Company, Tru-Stone Technologies, Inc., Starrett Kinemetric Engineering, Inc. and Starrett Bytewise Development, Inc., the guarantors from time-to-time party thereto, and HSBC Bank USA, National Association, and upon the receipt of such payment by HSBC Bank USA, National Association, all obligations under the Credit Agreement and related collateral documents, other than certain continuing indemnity obligations and other obligations which, by the express terms of the Credit Agreement and related ancillary documents, survive the termination of the Credit Agreement, were terminated and all security interests in the collateral securing the loans were released.

Amendment No. 1 to the Rights Agreement

As previously disclosed, on March 8, 2024, the Company entered into Amendment No. 1 (“Amendment No. 1”) to the Amended and Restated Rights Agreement, dated as of October 30, 2020, between the Company and Computershare Inc. as rights agent (the “Rights Agent”) (the “Rights Agreement”). Amendment No. 1 provided that, as long as the Merger Agreement was not validly terminated, none of the approval, execution, delivery or performance of the Merger Agreement, or the consummation prior to the termination of the Merger Agreement of the Merger or any of the other transactions contemplated by the Merger Agreement, would (i) result in a Shares Acquisition Date, a Distribution Date (each as defined in the Rights Agreement) or in any way permit any Rights (as defined in the Rights Agreement) to be exercised pursuant to the Rights Agreement for consideration or exchanged; (ii) constitute an event set forth in Section 11(a) or Section 13 of the Rights Agreement; (iii) cause any of Parent, Merger Sub or their respective Affiliates or Associates (each as defined in the Rights Agreement) to be deemed to be an Acquiring Person (as defined in the Rights Agreement) for any purpose in the Rights Agreement (it being understood that future actions by any Affiliate or Associate could still result in such Affiliate or Associate being an Acquiring Person for purposes of the Rights Agreement); or (iv) cause any officer, director or employee of Parent, Merger Sub or their respective Affiliates or Associates to be deemed to be, solely by reason of such Person’s (as defined in the Rights Agreement) status or authority as such, the “Beneficial Owner” (as defined in the Rights Agreement) of or to “beneficially own” any securities that are “beneficially owned” (each as defined in the Rights Agreement) by Parent, Merger Sub or their respective Affiliates or Associates, including in a fiduciary capacity.

Pursuant to Amendment No. 1, immediately prior to the effective time of the Merger (the “Effective Time”), and without any further action by the Rights Agent (as defined in the Rights Agreement), the Company, Parent, Merger Sub or any then-current or former holder of Rights (as defined in the Rights Agreement), the Rights Agreement, the Rights, and any right to exercise the Rights provided for under the Rights Agreement terminated, expired and became void and of no further force or effect.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, at the Effective Time, each share of Class A Common stock, $1.00 par value per share, of the Company (each, a “Class A Common Share”) and each share of Class B Common stock, $1.00 par value per share, of the Company (each, a “Class B Common Share” and together with the Class A Common Shares, the “Shares”) that was issued and outstanding immediately prior to the Effective Time (other than certain excluded Shares as set forth in the Merger Agreement (such shares, the “Excluded Shares”)) was converted into the right to receive $16.19, payable to the holder thereof in cash, without interest (the “Merger Consideration”), and as of the Effective Time, all such Shares were no longer outstanding and were automatically cancelled.

At or immediately prior to the Effective Time, each award of restricted stock units granted under the Company’s 2012 Long-Term Incentive Plan or the Company’s 2021 Long-Term Incentive Plan (each, a “Company Equity Plan” and, collectively, the “Company Equity Plans”) that was subject to vesting conditions based solely on continued employment or service (each, a “Company RSU”) or was subject to performance-based vesting conditions (each, a “Company PSU” and, together with the Company RSUs, the “Company Equity Awards”) that was outstanding immediately prior to the Effective Time, whether vested or unvested, was cancelled and converted into the right to receive an amount in cash, without interest (less applicable tax withholdings), equal to (A) the number of Shares subject to such Company Equity Award immediately prior to the Effective Time (in the case of Company PSUs, assuming full satisfaction of the performance-based vesting conditions at maximum levels) with any remaining service-based vesting requirements deemed fully satisfied, multiplied by (B) the Merger Consideration. Each of the Company Equity Plans was terminated as of the Effective Time.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference. The description of the Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which was included as Exhibit 2.1 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company on March 11, 2024 and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company notified representatives of the New York Stock Exchange (“NYSE”) that the Merger had been completed and requested that NYSE delist the Class A Common Shares. As a result, shares of Class A Common Shares ceased to trade prior to market open on May 23, 2024, and became eligible for delisting from NYSE and termination of registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has requested that NYSE file with the SEC a Notification of Removal From Listing and Registration on Form 25 to delist the Class A Common Shares from NYSE under Section 12(b) of the Exchange Act on May 23, 2024. After the Form 25 becomes effective, the Surviving Corporation intends to file a Form 15 with the SEC to terminate the registration of Shares under Section 12(g) of the Exchange Act and suspend its reporting obligations with the SEC under Sections 13 and 15(d) of the Exchange Act.

The disclosure set forth in the Introductory Note of this Current Report on Form 8-K and the disclosure set forth in Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

In connection with the consummation of the Merger, at the Effective Time, holders of Shares (other than Excluded Shares) and Company Equity Awards ceased to have any rights in connection with their holding of such securities (other than their right to receive (a) with respect to Shares, the Merger Consideration, as described in Item 2.01, and (b) with respect to Company Equity Awards, the consideration described in Item 2.01).

The disclosure set forth in the Introductory Note of this Current Report on Form 8-K and the disclosure set forth in Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

As a result of the consummation of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent. Parent funded the Merger with a combination of cash on hand and debt and equity financing.

The information set forth in the Introductory Note and the information set forth under Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, effective as of the Effective Time, Douglas A. Starrett, Thomas J. Riordan, Scott W. Sproule, Christopher C. Gahagan, Deborah R. Gordon, and Charles J. Alpuche ceased to be members of the Company’s board of directors or any committee thereof.

In connection with the Merger, effective as of the Effective Time, John Stewart, aged 55, was elected to the Company’s board of directors for an unlimited term. Mr. Stewart is the Founding & Managing Partner of MiddleGround Capital, an affiliate of the Company, and a member of MiddleGround Capital’s Investment Committee. Mr. Stewart has served on the Board of Directors of over 25 businesses across both middle market and Fortune 100 companies. The Company believes that Mr. Stewart’s extensive experience in private equity management qualifies him to serve on the Company’s board of directors.

In connection with the Merger, effective as of the Effective Time, Justin Steil, aged 45, was elected to the Company’s board of directors for an unlimited term. Mr. Steil is a Partner and member of the Investment Committee at MiddleGround Capital, an affiliate of the Company. Prior to joining MiddleGround Capital, Mr. Steil served as a Managing Director on the private capital team of PineBridge Investments and as a Managing Director in the private equity business of Evercore. The Company believes that Mr. Steil’s extensive experience in private equity management qualifies him to serve on the Company’s board of directors.

In connection with the Merger, effective as of the Effective Time, Douglas A. Starrett’s officer title was changed from “Chief Executive Officer and President” to “Chief Executive Officer,” Mr. Stewart was elected as the Company’s President for an unlimited term and Mr. Steil was appointed as the Company’s Vice President and Secretary for an unlimited term.

The disclosure set forth in the Introductory Note of this Current Report on Form 8-K and the disclosure set forth in Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, effective as of the Effective Time, the amended and restated articles of organization of the Company and the amended and restated by-laws of the Company, each as in effect immediately prior to the Effective Time, were each amended and restated in their entirety, as set forth in Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

The disclosure set forth in the Introductory Note of this Current Report on Form 8-K and the disclosure set forth in Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1†
Agreement and Plan of Merger, dated as of March 8, 2024, among the Company, Parent and Merger Sub (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on March 11, 2024).

3.1	Second Amended and Restated Articles of Organization of the Company.
3.2	Second Amended and Restated Bylaws of the Company.
4.1	Amendment No. 1 to Amended and Restated Rights Agreement, dated as of March 8, 2024, between the Company and Computershare Inc.
104	Cover Page Interactive Data File, formatted in Inline XBRL.

† Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2024

The L.S. Starrett Company

By:	/s/ John C. Tripp
Name:	John C. Tripp
Title:	Chief Financial Officer and Treasurer